                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE BLUE SKY LAW AND THE HOLDER OF THIS WARRANT OR ANY WARRANT SHARES MAY NOT TRANSFER ANY BENEFICIAL INTEREST THEREIN ABSENT REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE BLUE SKY LAWS.


                                     WARRANT

                              To Purchase Shares of
                                 Common Stock of
                                XATA CORPORATION


         THIS CERTIFIES THAT for good and valuable consideration, ________("Trident") or registered assigns is entitled to subscribe for and purchase from XATA Corporation, a Minnesota corporation (the "Company"), at any time after December 6, 2003, to and including December 6, 2008, subject to the terms and conditions set forth herein, __________ fully paid and nonassessable shares of the Common Stock of the Company at the price of $3.17 per share (the "Warrant Exercise Price"), subject to Section 1 hereof and the other provisions of this Warrant. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein the term "Holder" means Trident, any party who acquires all or a part of this Warrant as a registered transferee of Trident, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; and the term "Common Stock" means and includes the Company's presently authorized common stock, $.01 par value. This Warrant is being issued pursuant to the terms of that certain Common Stock Warrant and Series B Preferred Stock Purchase Agreement by and between the Company and Trident, dated December 6, 2003 (the "Purchase Agreement").

                  This Warrant is subject to the following provisions, terms and conditions:

         1. Exercise; Transferability.

         (a) The rights represented by this Warrant may be exercised for purchase, in whole or in part (but not as to a fractional share), of Warrant Shares by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this manually signed Warrant along with a cashier's or certified check or wire transfer made payable to the order of the Company in payment of the Warrant Exercise Price for such shares.

         (b) In the alternative to exercise pursuant to Subsection 1(a), above, if the Fair Market Value (as defined below) of one share of Common Stock of the Company is greater than the Warrant Exercise Price (at the date of calculation as set forth below), in lieu of exercising the rights represented by this Warrant for cash as provided in Subsection 1(a), the Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the

Company together with a notice of such election, in which event the Company shall issue to the Holder hereof a number of Warrant Shares computed using the following formula:

                      X =        Y (A-B)
                                 -------
                                    A

         Where        X =        the number of Warrant Shares to be issued to
                                 the Holder

                      Y = the number of Warrant Shares purchasable under this Warrant, or if only a portion of this Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                      A = the Fair Market Value of one share of Common Stock (at the date of such calculation)

                      B = Warrant Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, Fair Market Value of one share of Common Stock shall be determined as follows:

                  (i) If the Company's Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market System and the Nasdaq SmallCap Market System, the Fair Market Value of one share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of calculation, as reporting in the Wall Street Journal or such other source as the Board of Directors of the Company deems reliable;

                  (ii) If the Company's Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of one share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of calculation, as reported in the Wall Street Journal or such other source as the Board of Directors of the Company deems reliable;

                  (iii) In the absence of an established market for the Company's Common Stock, the Fair Market Value of one share of Common Stock shall be determined in good faith by the Board of Directors of the Company.

         (c) This Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred, except as provided in Section 7 hereof.

         2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this
Section 2.

         3. Issuance of the Warrant Shares.

         (a) The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

         (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

         4. Covenants of the Company.

         (a) The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, free from preemptive rights, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the period in which the Warrant may be exercised, the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         (b) In the event the Holder is not also a holder of capital stock of the Company, the Company shall provide the Holder with any information, notices or such other correspondence that the Company's stockholders are entitled to receive.

         5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

         (a) The Warrant Exercise Price and the number of Warrant Shares shall be adjusted from time to time such that in case the Company shall hereafter: (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, or (v) make any exchange of shares, subdivisions, reorganizations, liquidations or the like. In such event, the Warrant Exercise Price and the number of Warrant Shares shall be correspondingly adjusted to give the Holder, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. To effect such adjustment, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing
(a) the total number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

         (b) Adjustment of Exercise Price upon Sale of Shares Below Fair Market Value.

                  (i) If at any time or from time to time after the date of issuance of this Warrant (the "Issue Date"), the Company issues or sells, or is deemed by the provisions of this Section 5(b) to have issued or sold, Equity Securities (as defined below), other than as provided in Section 5(a) above, for an Effective Price (as defined below) less than the then current Fair Market Value (as defined below) of the Company's Common Stock, then and in each such case, the then existing Warrant Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Warrant Exercise Price in effect immediately prior to such issuance or sale by a fraction equal to:

                           (A) the numerator of which shall be (A) the number of
shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the then-current Fair Market Value, and

                           (B) the denominator of which shall be the number of
shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of preferred stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                           (C) For the purposes of this Section 6(F), the "Fair
Market Value" of the Company's Common Stock shall mean:

                                    (a) If the Company's Common Stock is traded
on a securities exchange (which shall include the Nasdaq National Market System), the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the thirty (30) day period ending on the date prior to the closing of the sale and issuance of the Additional Shares of Common Stock;

                                    (b) If Company's Common Stock is traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30) day period ending on the date prior to the closing of the sale and issuance of the Additional Shares of Common Stock; and

                                    (c) If there is no public market for the
Company's Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

                  (ii) No adjustment shall be made to the Warrant Exercise Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 5(b) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Warrant Exercise Price.

                  (iii) For the purpose of making any adjustment required under this Section 5(b), the aggregate consideration received by the Company for any issue or sale of securities (the "Aggregate Consideration") shall be defined as:
(A) to the extent it consists of
cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  (iv) For the purpose of the adjustment required under this
Section 5(b), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than then-current Fair Market Value, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

                           (A) in the case of such rights or options, the
minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

                           (B) in the case of Convertible Securities, the
minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

                           (C) If the minimum amount of consideration payable to
the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

                           (D) No further adjustment of the Warrant Exercise
Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Warrant Exercise Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Warrant Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of preferred stock.

                  (v) For the purpose of making any adjustment to the Warrant Exercise Price required under this Section 5(b), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(b) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

                           (A) shares of Common Stock issued upon conversion of
the Company's preferred stock;

                           (B) shares of Common Stock or Convertible Securities
issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board provided that, (i) such options were granted with an exercise price equal to or greater than the then-current fair market value (as "fair market value" is defined in the relevant plan) or (ii) such shares were issued pursuant to a IRC 423 plan with an exercise price equal to or greater than 85% of the then-current fair market value (as such "fair market value" is defined in the relevant plan);

                           (C) shares of Common Stock issued pursuant to the
exercise of Convertible Securities outstanding as of the Issue Date; and

                           (D) shares of Common Stock or Convertible Securities
issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board.

         References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(b). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 6(F), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 6(F), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, determinable.

                  (vi) Notwithstanding anything to the contrary contained herein, no adjustment under this Section 5(b) shall reduce the Warrant Exercise Price below $2.54 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company's Common Stock after the date hereof).

         (c) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) or 5(b) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

         (d) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he, she or it would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         (e) Upon any adjustment pursuant to this Section 5, the Company shall give written notice thereof, addressed to the Holder as shown on the Common Stock register of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock or other securities and/or property purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         7. Registration Rights. The shares of Common Stock issuable upon exercise of this Warrant shall be registered pursuant to Section 9 of the Purchase Agreement, subject to any limitations on the assignment of such registration rights as set forth in
Section 9.7 of the Purchase Agreement.

         8. Notice of Transfer of Warrant or Resale of the Warrant Shares.

         (a) The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

         (b) If in the opinion of counsel to the Company, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of the Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

         (c) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company or (D) an affiliate of such Holder.

         9. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess, if any, of the Fair Market Value (as defined in Section 1(b) hereof) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share.

         10. Notices. All notices required in connection with this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt of: (a) personal delivery to the party to be notified, (b) one business day after the date of confirmed transmission by facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next day delivery, freight prepaid, with written notification of receipt, at the address or addresses furnished to the Company in writing.

         11. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the corporate laws of the State of Delaware and, with respect to matters of law other than corporate law, the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents, without regard to conflicts of law principles.

         IN WITNESS WHEREOF, XATA Corporation has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of December 6, 2003.

                                  "Company"
                                  XATA CORPORATION

                                  By
                                    -------------------------------------------


                                  ---------------------------------------------
                                  Print Name

                                  Its
                                     ------------------------------------------
                                       Print Title

To: XATA Corporation


NOTICE OF EXERCISE OF WARRANT

To Be Executed by the Registered Holder in Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase [check applicable method] ____________ for cash/___________* pursuant to the "cashless" exercise provisions of Section 1(b) of the Warrant, ____________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, remaining under this Warrant after exercise) shall be issued in the name of:



                                          --------------------------------------
                                          (Print Name)
Please insert social security
or other identifying number
of registered holder of                   --------------------------------------
certificate (__________)                  (Address)


Date:
      ----------------                    --------------------------------------
                                          Signature**


* If exercise is a "cashless" exercise pursuant to Section 1(b), enclose computation of shares purchased, date of determination of Fair Market Value, and computation of Fair Market Value.

** The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporations partnership, trust or other entity, PLEASE indicate your positions) and title(s) with such entity.

                                 ASSIGNMENT FORM



To be signed only upon authorized transfer of Warrants.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the right to purchase the securities of XATA Corporation to which the ____________________ within Warrant relates and appoints __________________, attorney, to transfer said ______________________ right on the books of XATA Corporation with full power of substitution in the premises.


Dated:
       ----------------                  ---------------------------------------
                                         (Signature)

                                         ---------------------------------------

                                         ---------------------------------------
                                         (Address)